                                                                 EXHIBIT 10.1.7

                                                            As of June 26, 2001

CONGRESS FINANCIAL CORPORATION (NORTHWEST)
c/o Congress Financial Corporation (Western)
251 South Lake Avenue
Pasadena, California 91101

         Re: Amendment No. 7 to Loan and Security Agreement and Waiver

Ladies and Gentlemen:

   CONGRESS FINANCIAL CORPORATION (NORTHWEST) ("Lender") and VALLEY MEDIA, INC., a Delaware corporation ("Borrower"), have entered into certain financing arrangements pursuant to the Loan and Security Agreement, dated as of May 21, 1998, by and between Lender and Borrower, as amended by Amendment No. 1 to Loan Agreement, dated September 15, 1998, Amendment No. 2 to Loan Agreement, dated as of November 30, 1998, Amendment No. 3 to Loan Agreement, dated as of March 15, 1999, Amendment No. 4 to Loan and Security Agreement, dated June 25, 1999, Amendment No. 5 to Loan and Security Agreement, dated January 28, 2000, and Amendment No. 6 to Loan and Security Agreement, dated February 23, 2000 (as amended, the "Loan Agreement") and all other Financing Agreements at any time executed and/or delivered in connection therewith or related thereto. All capitalized terms used herein shall have the meaning assigned thereto in the Loan Agreement, unless otherwise defined herein.

   Borrower has requested that (a) Lender amend certain provisions of the Loan Agreement to, inter alia, decrease the Maximum Credit, and (b) waive the Event of Default that occurred if and to the extent Borrower failed to comply with the Adjusted Net Worth covenant set forth in Section 9.13 of the Loan Agreement for Borrower's fiscal year ended March 31, 2001 and Borrower's April, 2001 and May, 2001 fiscal months, and Lender is willing to agree to the foregoing, on and subject to the terms and conditions contained in this Amendment No. 7 to Loan and Security Agreement and Waiver (this "Amendment").

   In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

   1. Additional Definitions. As used herein, the following terms shall have the meaning given below and Section 1 of the Loan Agreement is hereby amended to include in addition, and not in limitation of, the following defined terms:

     (a) 1.2(a) "Adjusted EBITDA" shall mean as to any Person, with respect to any period, an amount equal to EBITDA plus (i) write-offs of tax loss accruals on Borrower's books as of March 31, 2001, in an aggregate amount not to exceed $9,000,000 during the period from and after the Amendment No. 7 Closing Date through and including May 20, 2002, only if and to the extent that such write-offs have not previously been taken into account in Borrower's calculation of EBITDA with respect to such period, plus (ii) forgone tax loss accrual credits in an aggregate amount not to exceed $1,500,000 for any month of Borrower's fiscal year ending on or about March 30, 2002, only if and to the extent that such forgone tax loss accrual credits have not previously been taken into account in Borrower's calculation of EBITDA with respect to such period, plus (iii) reserves and charges with respect to net income in connection with the complete or partial closing of any Inventory distribution center of Borrower, in an aggregate amount not to exceed $2,000,000 during the period from and after the Amendment No. 7 Closing Date through and including the last day of the second fiscal quarter of Borrower's 2002 fiscal year ending on or about September 30, 2001.

     (b) 1.2(b) "Amendment No. 7 Closing Date" shall mean the later to occur of (i) the date on which all conditions precedent set forth in paragraph 21 of Amendment No.7 to Loan and Security Agreement and Waiver, dated as of June 26, 2001, executed between Lender and Borrower, have been satisfied in full, as determined by Lender, and (ii) June 28, 2001.

     (c) 1.11(a) "DNA Inventory" shall mean Inventory sold by Borrower through DNA.

     (d) 1.11(b) "EBITDA" shall mean, as to any Person, with respect to any period, an amount equal to: (i) the net income of such Person for such period determined in accordance with GAAP, plus (ii) depreciation, amortization and other non-cash charges (including, but not limited to, imputed interest and deferred compensation) for such period (to the extent deducted in the computation of net income of such Person), all in accordance with GAAP, plus (iii) Interest Expense (as defined below) for such period (to the extent deducted in the computation of net income of such Person), plus (iv) charges for Federal, State, local and foreign income taxes for such period (to the extent deducted in the computation of net income of such Person). For the purposes of this definition, "Interest Expense" shall mean, for any period, as to any Person, all of the following as determined in accordance with GAAP: total interest expense, whether paid or accrued (including the interest component of capital leases for such period), including, without limitation, all bank fees, commissions, discounts and other fees and charges owed with respect to letters of credit, banker's acceptances or similar instruments, but excluding (a) amortization of discount and amortization of deferred financing fees and closing costs, (b) interest paid in property other than cash and (c) any other interest expense not payable in cash.

     (e) 1.33(a) "Net Recovery Value" shall mean the net recovery Value of Inventory determined by Lender from time to time based upon an Inventory Appraisal delivered to Lender pursuant to Section 7.3 below.

     (f) 1.43(a) "Revolving Loans" shall mean the loans now or hereafter made by Lender to or for the benefit of Borrower on a revolving basis (involving advances, repayments and readvances) as set forth in Section 2.1 hereof.

     (g) 1.43(b) "VMI Inventory" shall mean Inventory of a type that Borrower has historically reported to Lender as being sold through the Valley Media division of Borrower and expressly excludes DNA Inventory and WDS Inventory.

     (h) 1.46 "WDS Inventory" shall mean Inventory accounted for by Borrower in its so-called "WDS System."

   2. Amendment to Definition of Adjusted Net Worth. Section 1.4 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

     "1.4 "Adjusted Net Worth" shall mean as to any Person, at any time, using the average cost basis in accordance with GAAP (except as otherwise specifically set forth below), on a consolidated basis for such Person and its subsidiaries (if any), the amount equal to the sum of: (a) the difference between: (i) the aggregate net book value of all assets of such Person and its subsidiaries, calculating the book value of inventory for this purpose on an average cost basis, after deducting from such book values all appropriate reserves in accordance with GAAP (including all reserves for doubtful receivables, obsolescence, depreciation and amortization) and (ii) the aggregate amount of the indebtedness and other liabilities of such Person and its subsidiaries (including tax and other proper accruals), plus (b) Subordinated Debt (as defined in Section 9.9(e) hereof), provided that, for purposes of Section 9.14 hereof, the following amounts shall be added to the foregoing calculation of Adjusted Net Worth:
  (i) write-offs, in an aggregate amount not to exceed $15,000,000 during the period from and after March 31, 2001 through and including May 20, 2002, for (A) Accounts outstanding as of March 31, 2001 that are deemed uncollectible by Borrower as a result of the financial inability to pay of the account debtors liable in respect thereof, (B) impairment or decrease, as determined by Borrower, in value of assets and properties held by Borrower as of March 31, 2001, other than Accounts, and (C) supplemental reserves deemed necessary by Borrower for existing liabilities of Borrower that arose or were incurred on or before March 31, 2001, plus (ii) write-offs of tax loss accruals on Borrower's books as of March 31, 2001, in an aggregate amount not to exceed $9,000,000 during the period from and after June 1, 2001 through and including May 20, 2002, plus (iii) foregone tax loss accrual credits in an aggregate amount not to exceed $1,500,000 for any month of Borrower's fiscal year ending on or about March 30, 2002, plus
  (iv) reserves and charges with respect to net income in connection with the complete or partial closing of any Inventory distribution center of Borrower, in an aggregate amount not to exceed $2,000,000 during the period from and after June 1, 2001 through and including the last day of the second fiscal quarter of Borrower's 2002 fiscal year ending on or about September 30, 2001."

   3. Amendment to Definition of Availability Reserves. Section 1.5 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

     "1.5 "Availability Reserves" shall mean, as of any date of determination, such amounts as Lender may from time to time establish and revise in good faith reducing the amount of Revolving Loans and Letter of Credit Accommodations which would otherwise be available to Borrower under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Lender in good faith, do or may affect either (i) the Collateral or any other property which is security for the Obligations or its value, (ii) the assets or business of Borrower or any Obligor or (iii) the security interests and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof), (b) to reflect Lender's good faith belief that any collateral report or financial information furnished by or on behalf of Borrower or any Obligor to Lender is or may have been incomplete, inaccurate or misleading in any material respect, (c) to reflect outstanding Letter of Credit Accommodations as provided in Section 2.2 hereof, (d) in respect of any state of facts which Lender determines in good faith constitutes an Event of Default, or (e) to reflect credits granted by Borrower with respect to coop advertising allowance."

   4. Amendment to Definition of Eligible Inventory. Section 1.13 of the Loan Agreement is hereby amended by deleting the word "and" at the end of subsection (g) thereof, adding a semi-colon to the end of subsection (h) thereof, and by adding the following new subsections (i) and (j) thereto:

     "(i) WDS Inventory having an aggregate cost (as defined below) in excess of ten (10%) percent of the aggregate cost of all Inventory (but the portion of WDS Inventory not in excess of such percentage may be deemed Eligible Inventory); and (j) VMI Inventory and DNA Inventory consisting of the product types and having average unit sales during the immediately preceding four (4) weeks described in the table set forth below, having an aggregate cost that exceeds the cost percentage limitation(s) applicable to and set forth opposite such Inventory in such table (but the portion of such VMI Inventory and such DNA Inventory that does not exceed the percentage limitations set forth below may be deemed Eligible Inventory):

  I.VMI INVENTORY
-------------------------------------------------------------------------------
                   Unit Sales for
      Product      Four (4) Week                 Cost Percentage
        Type           Period                      Limitations
-------------------------------------------------------------------------------
  ADVD             24 or less     (1) Inventory consisting of Product Types A,
  BCD              9 or less      B and C, respectively, having an aggregate
  CVHS             9 or less      cost (in the case of any such Product Type)
                                  that exceeds 15% of the aggregate cost of all
                                  VMI Inventory and (2) Inventory consisting of
                                  Product Types A, B, and C, collectively,
                                  having an aggregate cost (i.e., Inventory of
                                  all such Product Types, collectively) that
                                  exceeds 40% of the aggregate cost of all VMI
                                  Inventory.
-------------------------------------------------------------------------------
  DLP's            N/A            Product Types D through H, collectively,
  ECassettes       N/A            having an aggregate cost (i.e., Inventory of
  FLaser Discs     N/A            all such Product Types, collectively) that
  GOther           N/A            exceeds 7% of the aggregate cost of all VMI
  HAccessories     N/A            Inventory.
-------------------------------------------------------------------------------
  II.DNA INVENTORY
-------------------------------------------------------------------------------
  ACD              2 to 24,       (1) Inventory consisting of Product Types A
                   inclusive      and B, collectively, having an aggregate cost
                                  (i.e., Inventory of both such Product Types,
  BCD              Less than 2    collectively) that exceeds 15% of the
                                  aggregate cost of all Inventory (inclusive of
                                  DNA Inventory), (2) Inventory consisting of
                                  Product Type A having an aggregate cost that
                                  exceeds 35% of the aggregate cost of all DNA
                                  Inventory, and (3) Inventory consisting of
                                  Product Type B having an aggregate cost that
                                  exceeds 15% of the aggregate cost of all DNA
                                  Inventory.
-------------------------------------------------------------------------------
  CDVD             N/A            Inventory consisting of Products Types C, D,
  DLP              N/A            E and F, collectively, having an aggregate
  EVideo           N/A            cost (i.e., Inventory of all such Product
  Inventory        N/A            Types, collectively) that exceeds 10% of the
  FCassettes                      aggregate cost of all DNA Inventory.

   For the purposes of this definition, "cost" shall mean cost computed using the average cost method in accordance with GAAP."

   5. Amendment to Definition of Interest Rate. Section 1.26 of the Loan Agreement is hereby amended and restated in its entirety as follows:

     "1.26 "Interest Rate" shall mean a rate of one and one-half (1.50%) percent per annum in excess of the Prime Rate; provided that, notwithstanding anything to the contrary contained herein, the Interest Rate shall mean the rate of three and one-half (3.50%) percent per annum in excess of the Prime Rate, at Lender's option, without notice, (A) for the period (1) from and after the date of termination or non-renewal hereof until Lender has received full and final payment of all obligations (notwithstanding entry of a judgment against Borrower) and (2) from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Lender, and (B) on the Revolving Loans at any time outstanding in excess of the amounts available to Borrower under Section 2 (whether or not such excess(es) arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default)."

   6. Decrease in Maximum Credit. Section 1.33 of the Loan Agreement is hereby deleted in its entirety and the following is hereby substituted therefor:

     "1.33 "Maximum Credit" shall mean $175,000,000."

   7. Decrease in Inventory Advance Rate. Section 2.1(a)(ii) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

     "(ii) subject to the provisions of Section 2.1(e) below, (A) during the period from and after the Amendment No. 7 Closing Date through and including August 31, 2001, the lesser of (1) fifty-five (55%) percent of the Value of Eligible Inventory consisting of finished goods and (2) ninety-one (91%) percent of the Net Recovery Value of Eligible Inventory and (B) from and after September 1, 2001, the lesser of (a) fifty (50%) percent of the Value of Eligible Inventory consisting of finished goods and
  (2) eighty-five (85%) percent of the Net Recovery Value of Eligible Inventory, less"

   8. Reduction in Inventory Sublimit. Section 2.1(e) of the Loan Agreement is hereby amended and restated in its entirety as follows:

     "(e) Notwithstanding anything to the contrary contained in Section 2.1(a)(ii) above, the maximum aggregate amount of Revolving Loans outstanding at any time made in respect of the Value of Eligible Inventory, shall not at any time exceed:

       (i) the lesser of (A) (1) $90,000,000 through and including October 30, 2001, (2) $80,000,000 from and after October 31, 2001 through and including November 29, 2001, (3) $50,000,000 from and after November 30, 2001 through and including December 30, 2001, and (4) $35,000,000 from and after December 31, 2001, and (B) (1) at any time during the period ending September 30, 2001, sixty (60%) percent of the aggregate amount of Revolving Loans then outstanding and (2) at any time from and after October 1, 2001, fifty (50%) percent of the aggregate amount of Revolving Loans then outstanding;

       (ii) in respect of Eligible Inventory consisting of Video Inventory, the lesser of (x) $25,000,000 and (y) forty (40%) percent of the aggregate maximum amount of Revolving Loans that would then be available with respect to all Eligible Inventory, based on the lending formulas set forth in Section 2.1(a)(ii) above and the limitation set forth in the immediately preceding Section 2.1(e)(i); and

       (iii) $10,000,000 in respect of Eligible Inventory relating to DNA."

   9. Reduction in Letter of Credit Accommodations. The first sentence of
Section 2.2(d) of the Loan Agreement is hereby amended and restated in its entirety as follows:

     "Except in Lender's discretion, the amount of all outstanding Letter of Credit Accommodations and all other commitments and obligations made or incurred by Lender in connection therewith shall not at any time exceed $15,000,000."

   10. Elimination of Capex Loans and Eurodollar Rate
Loans. (a) Notwithstanding anything to the contrary contained in the Loan Agreement (including, without limitation, in Section 2.5 thereof), from and after the Amendment No. 7 Closing Date, Borrower shall have no right to request or receive any additional Capex Loans, and Lender shall have no obligation to make any additional Capex Loans. Any Capex Loans that are outstanding as of the Amendment No. 7 Closing Date shall be repaid by Borrower in accordance with the existing terms and conditions of the Loan Agreement, including, without limitation, Section 2.5 of the Loan Agreement.

   (b) Section 3.1 of the Loan Agreement is hereby amended by adding thereto a new Section 3.1(f) as follows:

     "(f) Notwithstanding anything to the contrary contained in the Loan Agreement, (i) Borrower shall have no right to request or receive Eurodollar Rate Loans or continue any Eurodollar Rate Loans that are outstanding on the Amendment No. 7 Closing Date, upon the expiration of the Interest Period applicable thereto, and Lender shall have no obligation to make Eurodollar Rate Loans or continue Eurodollar Rate Loans upon the expiration of any Interest Period applicable thereto, and (ii) all Eurodollar Rate Loans that are outstanding on the Amendment No. 7 Closing Date shall continue to bear interest at the Interest Rate applicable to such Eurodollar Loans immediately prior to the Amendment No. 7 Closing Date until the expiration of the Interest Period applicable thereto and shall each be converted to a Prime Rate Loan upon the expiration of such Interest Period."

   11. Reduction in Basis for Calculation of Unused Line Fee. Section 3.4 of the Loan Agreement is hereby deleted in its entirety and the following is hereby substituted therefor:

     "3.4 Unused Line Fee. Borrower shall pay to Lender monthly, while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, an unused line fee at a rate equal to three-eights ( 3/8%) percent per annum calculated upon the amount by which the Maximum Credit exceeds the average daily principal balance of the outstanding Revolving Loans and Letter of Credit Accommodations during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first (1st) day of each month in arrears."

   12. Amendment of Adjusted Net Worth. Section 9.14 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

     "9.14 Adjusted Net Worth. Borrower shall, at all times, maintain Adjusted Net Worth of not less than the sum of (a) $34,000,000 plus (b) the aggregate amount of net proceeds received by Borrower in connection with any Equity Offerings permitted pursuant to Section 9.7 plus (c) the aggregate amount of net proceeds received by Borrower in connection with any Subordinated Debt hereafter incurred by Borrower that is permitted pursuant to, and as such term is defined in, Section 9.9."

   13. Field Examination Costs. Section 9.15(g) of the Loan Agreement is hereby amended and restated in its entirety to read as follows, effective as of June 1, 2001:

     "(g) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Lender during the course of periodic field examinations of the Collateral and Borrower's operations, plus a per diem charge at Lender's then prevailing rate per person per day for Lender's examiners in the field and office (which rate is currently $750 per person per day for such examiners);"

   14. Minimum Cumulative Adjusted EBITDA Covenant. Section 9 of the Loan Agreement is hereby amended by adding thereto the following new Section 9.17:

     "9.17 Minimum Cumulative Adjusted EBITDA. Borrower shall maintain Adjusted EBITDA, measured at the end of each month on a cumulative fiscal year-to-date basis, of not less than the amount set forth in the following table for each such month:

                                                            Minimum Cumulative
                   Month                                     Adjusted EBITDA
                     ---------------------------------------------------------
              June, 2001                                       $(2,200,000)
                     ---------------------------------------------------------
              July, 2001                                        (1,500,000)
                     ---------------------------------------------------------
              August, 2001                                         126,000
                     ---------------------------------------------------------
              September, 2001                                    1,800,000
                     ---------------------------------------------------------
              October, 2001                                      4,000,000
                     ---------------------------------------------------------
              November, 2001                                     9,400,000
                     ---------------------------------------------------------
              December, 2001                                    15,000,000
                     ---------------------------------------------------------
              January, 2002                                     14,600,000
                     ---------------------------------------------------------
              February, 2002                                    14,300,000
                     ---------------------------------------------------------
              March, 2002                                       14,600,000"

   15. Retention of Consultant. Section 9 of the Loan Agreement is hereby amended by adding thereto a new Section 9.18, as follows:

     "9.18 Retention of Consultant. If Borrower fails for any two (2) consecutive months to maintain cumulative Adjusted EBITDA in an amount equal to One Hundred Ten (110%) percent of the cumulative Adjusted EBITDA that Borrower is required to maintain pursuant to Section 9.18, then Borrower shall retain, promptly after the occurrence thereof, a professional crisis management or turnaround consulting firm, acceptable to Lender ("Consultant"), for the purpose of, among other things, assisting Borrower in the preparation and implementation of a restructuring plan for Borrower's business operations. Borrower agrees that it shall authorize and direct Consultant to share with Lender all books, records, projections, financial information, reports and other information relating to the Collateral, or the financial condition or operations of the Borrower's business. Borrower agrees to provide Consultant with complete access to all of Borrower's books and records, all of Borrower's premises and Borrower's management and employees as and when deemed necessary by Consultant. If Lender, in its sole discretion, determines that Consultant is not providing Lender with the information or access to Borrowers books and records, as requested by Lender, Borrower hereby consents, at the request of Lender, to terminate Consultant as Borrowers Consultant and to the retention of Consultant by Lender. Borrower hereby irrevocably authorizes and agrees that Lender may charge to any account of Borrower maintained by Lender any and all fees and expenses incurred by Lender in connection with services rendered by Consultant to Lender."

   16. Additional Collateral Reporting. Section 7.1(c) of the Loan Agreement is hereby amended by adding thereto the following new Section 7.1(c)(iv):

     "and (iv) a report by category of the number of units of Inventory sold each week during the immediately preceding four (4) weeks in substantially the same format as set forth in Section 10 of the March, 2001 Inventory Appraisal performed by Ozer Valuation Services LLC;"

   17. Inventory Appraisals. Section 7.3(d) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

     "(d) at Lender's request, Borrower shall, at its expense on no more than three (3) occasions in any twelve month period, and at Lender's own expense on the fourth and all subsequent occasions during such period, deliver or cause to be delivered to Lender written reports or appraisals as to the Inventory in form, scope and methodology acceptable to Lender performed by Ozer Valuation Services, LLC or another appraiser acceptable to Lender, addressed to Lender or upon which Lender is expressly permitted to rely (the "Inventory Appraisal"), provided, that, from and after the occurrence and during the continuance of an Event of Default, all Inventory Appraisals requested by Lender shall be delivered at Borrower's sole cost and expense;"

   18. Waiver. Borrower has previously delivered to Lender Borrower's unaudited financial statements for its fiscal year ended March 31, 2001 (the "Unaudited 2001 Fiscal Year Statements"). Borrower has informed Lender that
(a) in the preparation of its audited financial statements for its fiscal year ended March 31, 2001 (the "Audited 2001 Fiscal Year Statements"), Borrower may be required to make certain adjustments to the Unaudited 2001 Fiscal Year Statements, in order to more accurately reflect Borrower's then current financial position, which adjustments have not been finally determined as of the date of this Amendment, and (b) after giving effect to such adjustments, as finally determined, the Audited 2001 Fiscal Year Statements, as well as Borrower's internally prepared monthly financial statements to be delivered to Lender pursuant to Section 9.6(a) of the Loan Agreement for the months of April and May, 2001, may reflect that Borrower failed to comply with the Adjusted Net Worth covenant set forth in Section 9.14 of the Loan Agreement (such non-compliance, the "Covenant Default"). Borrower has requested that Lender waive any Covenant Default that may have occurred with respect to Borrower's fiscal year ended March 31, 2001 and with respect to the months of April and May, 2001, and Lender hereby waives the Covenant Default, provided however, that nothing contained herein shall be deemed or constitute a waiver of any other Event of Default that now exists or may hereafter arise, including, without limitation, any Event of Default that occurs as a result of Borrower's non-compliance with Section 9.14 from and after the Amendment No. 7 Closing Date.

   19. Representations, Warranties and Covenants. In addition to the continuing representations, warranties and covenants heretofore made by Borrower to Lender pursuant to the Loan Agreement and the other Financing Agreements, Borrower hereby represents, warrants and covenants with and to Lender as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery of this Amendment and shall be incorporated into and made a part of the Financing Agreements):

     (a) No Event of Default exists on the date of this Amendment (after giving effect to the amendments to the Loan Agreement and the waiver of the Covenant Default made by this Amendment); and

     (b) This Amendment has been duly executed and delivered by Borrower and is in full force and effect as of the date hereof, and the agreements and obligations of Borrower contained herein constitute its legal, valid and binding obligations enforceable against Borrower in accordance with their respective terms.

   20. Amendment and Waiver Fee. In consideration of the amendments to the financing arrangements and the waiver of the Covenant Default as set forth herein, Borrower shall pay to Lender or Lender, at its option, may charge the account(s) of Borrower maintained by Lender an amendment and waiver fee in the amount of $605,937.50, which fee is fully earned and payable as of the date hereof and shall constitute part of the Obligations; except that, if on or before December 20, 2001, Borrower terminates the Loan Agreement and all other Financing Agreements and pays in full to Lender all Obligations then owing to Lender (including, without limitation, the early termination fee payable to Lender pursuant to Section 12.1 of the Loan Agreement), then Lender shall credit against the Obligations then due and payable to Lender an amount equal to 50% of such fee, i.e., $302,968.75.

   21. Conditions Precedent. This Amendment shall not become effective unless all of the following conditions precedent have been satisfied in full, as determined by Lender:

     (a) The receipt by Lender of an original of this Amendment, duly authorized, executed and delivered by Borrower;

     (b) Lender shall have received projections, in form and substance satisfactory to Lender evidencing that, after giving effect to the amendments to the Loan Agreement provided for in this Amendment, Borrower will (i) have sufficient Loan availability under the Loan Agreement to operate its business in the ordinary course, as presently conducted, through and including the Renewal Date, and (ii) remain in full compliance with its covenants and agreements set forth in the Loan Agreement through and including the Renewal Date, including, without limitation, its covenants set forth in Section 9.14 and 9.17 of the Loan Agreement; and

     (c) as of the date of this Amendment, after giving effect to the waiver of the Covenant Default set forth herein, no Event of Default shall have occurred and be continuing and no event shall have occurred or a condition be existing and continuing which, with notice or passage of time or both, would constitute an Event of Default.

   22. Effect of this Amendment. Except as modified pursuant hereto, no other changes or modifications to the Loan Agreement and the other Financing Agreements are intended or implied and in all other respects the Loan Agreement and the other Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of any conflict between the terms of this Amendment and the Loan Agreement or any of the other Financing Agreements, the terms of this Amendment shall control. The Loan Agreement and this Amendment shall be read and construed as one agreement.

   23. Further Assurances. At Lender's request, Borrower shall execute and deliver such additional documents and take such additional actions as Lender reasonably requests to effectuate the provisions and purposes of this Amendment and to protect and/or maintain perfection of Lender's security interests in and liens upon the Collateral.

   24. Governing Law. The validity, interpretation and enforcement of this Amendment in any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise shall be governed by the internal laws of the State of California (without giving effect to principles of conflicts of law).

   25. Binding Effect. This Amendment shall be binding upon and enure to the benefit of each of the parties hereto and their respective successors and assigns.

   26. Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts when executed shall together constitute one and the same Agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

                                          Very truly yours,

                                          VALLEY MEDIA, INC.

                                                   /s/ Donald E. Rose
                                          By: ________________________________
                                             Title: Treasurer and VP of
                                              Finance

AGREED:

CONGRESS FINANCIAL CORPORATION
 (NORTHWEST)

         /s/ Paul F. Dodwell
By: ________________________________
  Title: Vice President

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